                        DEAN WITTER PREMIER INCOME TRUST

                   SCHEDULE OF COMPUTATION OF YIELD QUOTATION
                                    10/31/95

                             6
YIELD = 2 { [ ((a-b) /cd) +1] -1}



WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
         d = The maximum offering price per share on the last day of the period



                                                                6
YIELD = 2 { [ ((210,617.84-68,013.52) /3,581,176.408 X 9.06) +1] -1}

                  = 5.332536%

               SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                        DEAN WITTER PREMIER INCOME TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          ERV           |
                    T  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                   T = AVERAGE ANNUAL COMPOUND RETURN
                   n = NUMBER OF YEARS
                 ERV = ENDING REDEEMABLE VALUE
                   P = INITIAL INVESTMENT


                                                                                  (A)
  $1,000         ERV AS OF     AGGREGATE          NUMBER OF                   AVERAGE ANNUAL
INVESTED - P      31-Oct-95   TOTAL RETURN        YEARS - n                   COMPOUND RETURN - T
-------------    -----------  --------------      -----------                 -------------------

 31-Oct-94        $1,047.30       4.73%                 1.00                        4.73%

 01-Jul-91        $1,223.30      22.33%                 4.33                        4.76%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                                EV
                   TR  =    ----------   - 1
                                 P


             t = AVERAGE ANNUAL COMPOUND RETURN
                 (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             n = NUMBER OF YEARS
            EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
             P = INITIAL INVESTMENT
            TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                          (C)                                                (B)
  $1,000         EV AS OF              TOTAL                 NUMBER OF                   AVERAGE ANNUAL
INVESTED - P      31-Oct-95            RETURN - TR           YEARS - n                   COMPOUND RETURN - t
-------------    -----------           -----------           -----------------    ------ ------------------------

 31-Oct-94        $1,079.70                  7.97%                       1.00                       7.97%

 01-Jul-91        $1,261.20                 26.12%                       4.33                       5.50%



(D)        GROWTH OF $10,000*
(E)        GROWTH OF $50,000*
(F)        GROWTH OF $100,000*

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

*ORIGINAL VALUE $9,700,$48,500 & $97,500 RESPECTIVELY ADJUSTED FOR 3.0 %,3.0% & 2.5% SALES CHARGES


                                       (D)                     (E)                         (F)
$10,000*         TOTAL                 GROWTH OF               GROWTH OF                   GROWTH OF
INVESTED - P     RETURN - TR           $10,000 INVESTMENT - G  $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
-----------      -----------           ---------------------------------------------------------------------------

 01-Jul-91            26.12               $12,234                     $61,168                   $122,967
